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                                                                   EXHIBIT 10.28

                         AMENDED AND RESTATED AGREEMENT
                        FOR PURCHASE AND SALE OF LICENSES

                This Amended and Restated Agreement for Purchase and Sale of Licenses (the "Agreement") is entered into effective as of November 3, 2000 (the "Effective Date") by and among MVI Corp., an Oregon corporation ("MVI"), Century Personal Access Network, Inc., a Louisiana corporation ("CPAN"), Wisconsin RSA #7, Limited Partnership, a Wisconsin limited partnership ("RSA," and together with MVI and CPAN, the "Sellers"), Centurytel, Inc., a Louisiana corporation and the parent corporation of MVI and CPAN (the "Shareholder"), and Leap Wireless International, Inc., a Delaware corporation ("Buyer").

                WHEREAS, Sellers have acquired the authorizations of the Federal Communications Commission (the "FCC") described on Exhibits A-1 and A-2 to construct and operate personal communication services ("PCS") wireless telecommunications systems ("Systems") in the Basic Trading Areas ("BTAs") listed on Exhibits A-1 and A-2;

                WHEREAS, Sellers desire to sell, assign and transfer to Buyer, and Buyer desires to purchase from Sellers, the Licenses described on Exhibits A-1 and A-2 on the terms and subject to the conditions set forth herein;

                WHEREAS, the Shareholder will receive a material benefit from the sale of the Licenses to Buyer and is providing the representations, warranties, covenants and indemnities contained herein as a material inducement to Buyer entering into this Agreement;

                WHEREAS, the prior consent of the FCC to the transfer of the Licenses from Sellers to Buyer is required, and the parties intend that the transfer of the Licenses contemplated by this Agreement will be consummated only if such consent to transfer is obtained; and

                WHEREAS, the parties previously entered into an Agreement for Purchase and Sale of Licenses dated as of November 3, 2000 for the purchase and sale of the Licenses, and in order to provide for the transfer of the Licenses in two separate closings and to address related matters, the parties desire to amend and restate and supercede that agreement in its entirety by the execution and delivery of this Agreement.

                NOW, THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound, do hereby agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

                1.1 Definitions. In this Agreement, the following terms have the meanings specified or referred to in this Section 1.1 and shall be equally applicable to both the singular and plural forms. Any agreement referred to below shall mean such agreement as amended, supplemented and modified from time to time to the extent permitted by the applicable provisions thereof and by this Agreement.

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                "Closings" means the Initial Closing and the Subsequent Closing, and references to a "Closing" shall mean the Initial Closing or the Subsequent Closing, or either of them, as the context may require.

                "Code" means the Internal Revenue Code of 1986, as amended.

                "Court Order" means any judgment, order, award or decree of any foreign, federal, state, local or other court or tribunal and any award in any arbitration proceeding.

                "CPAN Lien" shall have the meaning set forth in Section 3.2(a)(iii) below.

                "Encumbrance" means any lien, claim, charge, security interest, mortgage, pledge, easement, right of first offer or first refusal, conditional sale or other title retention agreement, defect in title, covenant or other restriction of any kind, other than the FCC build-out requirements relating to the Licenses.

                "Expenses" means any fees or expenses incurred in connection with investigating, defending or asserting any claim, action, suit or proceeding incident to any matter indemnified against under Article X hereunder (including, without limitation, court filing fees, court costs, arbitration fees or costs, witness fees, and reasonable fees and disbursements of legal counsel, investigators, expert witnesses, consultants, accountants and other professionals).

                "FCC Consent" means the consent of the FCC to the assignment of the Licenses described herein from Sellers to Buyer.

                "Final Order" means action by a regulatory authority as to which
(i) no request for stay by such authority of the action is pending, no such stay is in effect, and, if any deadline for filing any such request is designated by statute or regulation, it has passed; (ii) no petition for rehearing or reconsideration of the action is pending before such authority, and the time for filing any such petition has passed; (iii) such authority does not have the action under reconsideration on its own motion and the time for such reconsideration has passed; and (iv) no appeal to a court, or request for stay by a court, of such authority's action is pending or in effect, and, if any deadline for filing any such appeal or request is designated by statute or rule, it has passed.

                "Governmental Body" means any foreign, federal, state, local or other governmental authority or regulatory body.

                "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                "HSR Approval" means the expiration or termination of the applicable waiting period under the HSR Act.

                "Initial Closing" shall have the meaning set forth in Section 3.1(a).

                "Initial Closing Date" shall have the meaning set forth in
Section 3.1(a).



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                "Initial Licenses" means the authorizations of the FCC described on Exhibit A-1 to construct and operate PCS wireless telecommunications Systems in the BTAs listed on Exhibit A-1.

                "IRS" means the Internal Revenue Service.

                "Licenses" means the Initial Licenses and the Subsequent
License.

                "Losses" means any loss, cost, obligation, liability, settlement payment, award, judgment, fine, penalty, damage, expense, deficiency or other charge.

                "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or Governmental Body.

                "Requirements of Laws" means any foreign, federal, state and local laws, statutes, regulations, rules, codes or ordinances enacted, adopted, issued or promulgated by any Governmental Body or common law that is applicable to the Licenses, the transactions contemplated in this Agreement or any material aspect of such transactions.

                "Subsequent Closing" shall have the meaning set forth in Section 3.1(b).

                "Subsequent Closing Date" shall have the meaning set forth in
Section 3.1(b).

                "Subsequent License" means the authorization of the FCC described on Exhibit A-2 to construct and operate PCS wireless telecommunications Systems in the BTA listed on Exhibit A-2.

                "Vendor Financing Agreements" shall have the meaning set forth in Section 9.1(e) below.

                                   ARTICLE II.
                                PURCHASE AND SALE

                2.1 Purchase of Licenses.

                (a) On the Initial Closing Date, upon the terms and subject to the representations, warranties and conditions of this Agreement:

                        (i) MVI shall sell, transfer, convey, assign, and deliver to Buyer, and Buyer shall purchase and accept from MVI, the Initial Licenses listed as "MVI Licenses" on Exhibit A-1 hereto, free and clear of all Encumbrances;

                        (ii) CPAN shall sell, transfer, convey, assign, and deliver to Buyer, and Buyer shall purchase and accept from CPAN, the Initial Licenses listed as "CPAN Licenses" on Exhibit A-1 hereto, free and clear of all Encumbrances; and



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                        (iii) RSA shall sell, transfer, convey, assign, and
deliver to Buyer, and Buyer shall purchase and accept from RSA, the Initial Licenses listed as "RSA Licenses" on Exhibit A-1 hereto, free and clear of all Encumbrances.

                (b) On the Subsequent Closing Date, upon the terms and subject to the representations, warranties and conditions of this Agreement, CPAN shall sell, transfer, convey, assign, and deliver to Buyer, and Buyer shall purchase and accept from CPAN, the Subsequent License listed on Exhibit A-2 hereto, free and clear of all Encumbrances.

                2.2 Purchase Price Payable at Closings.

                (a) The purchase price for the Initial Licenses (the "Initial Purchase Price") shall be $175,166,907 (One Hundred Seventy-Five Million One Hundred Sixty-Six Thousand Nine Hundred Seven U.S. Dollars), payable as follows:

                        (i) Buyer shall pay to MVI $54,850,342 (Fifty-Four Million Eight-Hundred Fifty Thousand Three Hundred Forty-Two U.S. Dollars), payable in immediately available funds to an account designated by MVI at least two (2) business days prior to the Initial Closing Date;

                        (ii) Buyer shall pay to CPAN $27,566,724 (Twenty-Seven Million Five Hundred Sixty-Six Thousand Seven Hundred Twenty-Four U.S. Dollars), payable in immediately available funds to an account designated by CPAN at least two (2) business days prior to the Initial Closing Date;

                        (iii) Buyer shall deliver to CPAN a Promissory Note in the form attached hereto as Exhibit B (the "CPAN Promissory Note") executed by Buyer in favor of CPAN in an outstanding principal amount equal to $86,501,769 (Eighty-Six Million Five Hundred One Thousand Seven Hundred Sixty-Nine U.S. Dollars); and

                        (iv) Buyer shall pay to RSA $6,248,072 (Six Million Two Hundred Forty-Eight Thousand Seventy-Two U.S. Dollars), payable in immediately available funds to an account designated by RSA at least two (2) business days prior to the Initial Closing Date.

                (b) The purchase price for the Subsequent License (the "Subsequent Purchase Price") shall be $30,000,321 (Thirty Million Three Hundred Twenty-One U.S. Dollars), payable to CPAN in immediately available funds to an account designated by CPAN at least two (2) business days prior to the Subsequent Closing Date.

                2.3 Assumed Liabilities. Notwithstanding any other provision of this Agreement, except for the construction milestone and build-out obligations imposed by the FCC with respect to the Licenses, which Buyer shall not assume until after the respective Closing Dates therefor, Buyer shall not assume, or otherwise be responsible for any liabilities, obligations or indebtedness of Sellers, the Shareholder, or any of their affiliates, whether direct or indirect, liquidated or unliquidated, known or unknown, whether accrued, absolute, contingent, matured, unmatured or otherwise, and whether arising out of occurrences prior to, at or after the date hereof.



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                2.4 [Intentionally Omitted].


                                  ARTICLE III.
                                    CLOSINGS

                3.1 Closings.

                (a) Subject in all respects to the fulfillment or waiver of the parties' respective conditions to closing set forth in Section 8.1 and Section
9.1 hereof, the closing of the transfer of the Initial Licenses (the "Initial Closing") shall occur at the offices of Buyer at 10:00 A.M., local time, on April 6, 2001, or such other time and place as the parties may agree (such date, the "Initial Closing Date").

                (b) Subject in all respects to the fulfillment or waiver of the parties' respective conditions to closing set forth in Section 8.2 and Section
9.2 hereof, the closing of the transfer of the Subsequent License (the "Subsequent Closing") shall occur at the offices of Buyer at 10:00 A.M., local time, on a date to be specified by Buyer to Sellers, which date will not be more than ten (10) business days after the date on which the FCC, and all other state and federal regulatory authorities with jurisdiction over the Licenses, shall have consented to the transfer of the Subsequent License from CPAN to Buyer, or such other time and place as the parties may agree (such date, the "Subsequent Closing Date").

                3.2 Closing Deliveries of Buyer.

                (a) Subject to fulfillment or waiver of the conditions set forth in Section 8.1, at the Initial Closing, Buyer shall deliver to Sellers all of the following:

                        (i) Immediately available funds in the amount of the cash portion of the Initial Purchase Price to be paid to MVI, CPAN and RSA in accordance with the payment and delivery instructions to be provided by such Sellers to Buyer prior to the Initial Closing;

                        (ii) The CPAN Promissory Note;

                        (iii) A Share Pledge Agreement between Buyer and CPAN in the form attached hereto as Exhibit C (the "Security Agreement") together with any other documentation and filings necessary to perfect a first priority lien in the Collateral (as defined in the Security Agreement) (the "CPAN Lien");

                        (iv) A certificate of good standing of Buyer issued within thirty (30) days prior to the Initial Closing Date by the Secretary of State of the State of Delaware;

                        (v) A certificate of the Secretary of Buyer, dated as of the Initial Closing Date, as to the incumbency of the officers of Buyer who have executed this Agreement or any other agreement or instrument delivered in connection therewith, and as to resolutions of the



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board of directors of Buyer authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby;

                        (vi) A certificate of an officer of Buyer, dated as of the Initial Closing Date, certifying that as of such Initial Closing Date, (i) each representation and warranty of Buyer contained in this Agreement is true and correct in all material respects; (ii) Buyer has complied in all material respects with all of its obligations under this Agreement; and (iii) the condition set forth in Section 9.1(e) shall have been satisfied;

                        (vii) An opinion of Buyer's counsel, dated as of the Initial Closing Date, substantially in the form of Exhibit D attached hereto; and

                        (viii) Such other documents as Sellers and Shareholder may reasonably request or as may be otherwise necessary to evidence and effect the transactions contemplated by the Initial Closing under this Agreement.

                (b) Subject to fulfillment or waiver of the conditions set forth in Section 8.2, at the Subsequent Closing, Buyer shall deliver to CPAN all of the following:

                        (i) Immediately available funds in the amount of the Subsequent Purchase Price to be paid to CPAN in accordance with the payment and delivery instructions to be provided by CPAN to Buyer prior to the Subsequent Closing;

                        (ii) A certificate of good standing of Buyer issued within thirty (30) days prior to the Subsequent Closing Date by the Secretary of State of the State of Delaware;

                        (iii) A certificate of the Secretary of Buyer, dated as of the Subsequent Closing Date, as to the incumbency of the officers of Buyer who have executed this Agreement or any other agreement or instrument delivered in connection therewith, and as to resolutions of the board of directors of Buyer authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby;

                        (iv) A certificate of an officer of Buyer, dated as of the Subsequent Closing Date, certifying that as of such Subsequent Closing Date,
(i) each representation and warranty of Buyer contained in this Agreement is true and correct in all material respects; (ii) Buyer has complied in all material respects with all of its obligations under this Agreement; and (iii) the condition set forth in Section 9.2(e) shall have been satisfied;

                        (v) An opinion of Buyer's counsel, dated as of the Subsequent Closing Date, substantially in the form of Exhibit D attached hereto; and

                        (vi) Such other documents as Sellers and Shareholder may reasonably request or as may be otherwise necessary to evidence and effect the transactions contemplated by the Subsequent Closing under this Agreement.

                3.3 Closing Deliveries of Sellers and the Shareholder.



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                (a) Subject to fulfillment or waiver of the conditions set forth in Section 9.1, at the Initial Closing, Sellers and the Shareholder shall deliver to Buyer all of the following:

                        (i) A certified copy of a shareholder or partner consent action, as applicable, of each Seller authorizing and approving of the execution and delivery of this Agreement by such Seller and the performance by such Seller of its obligations herein;

                        (ii) A certificate of the Secretary of the Shareholder, MVI, CPAN and RSA, dated as of the Initial Closing Date, as to the incumbency of the officers of the Shareholder or Sellers who have executed this Agreement or any other agreement or instrument in connection therewith, and as to resolutions of the board of directors or partners, as applicable, of the Shareholder and Sellers, authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby;

                        (iii) A certificate of an officer of each of the Sellers and the Shareholder, dated as of the Initial Closing Date, certifying that as of such Initial Closing Date, each representation and warranty of such Seller or the Shareholder, as the case may be, contained in this Agreement is true and correct in all material respects and that such Seller or the Shareholder, as the case may be, has complied in all material respects with all of its obligations under this Agreement;

                        (iv) Assignments by each of MVI, CPAN and RSA of the Initial Licenses owned by it in a form reasonably acceptable to Buyer;

                        (v) An opinion of Shareholder's counsel, dated as of the Initial Closing Date, substantially in the form of Exhibit E attached hereto;

                        (vi) All required third party consents to the consummation by CPAN and the Shareholder of the transactions contemplated by this Agreement;

                        (vii) The Security Agreement; and

                        (viii) Such other documents as Buyer may reasonably request or as may be otherwise necessary to evidence and effect the transactions contemplated by the Initial Closing under this Agreement.

In addition to the above deliveries, Sellers and the Shareholder shall take all steps and actions as Buyer may reasonably request or as may otherwise be reasonably necessary to put Buyer in actual possession and control of the Initial Licenses.

                (b) Subject to fulfillment or waiver of the conditions set forth in Section 9.2, at the Subsequent Closing, Sellers and the Shareholder shall deliver to Buyer all of the following:

                        (i) A certified copy of a shareholder resolution of CPAN authorizing and approving of the execution and delivery of this Agreement by CPAN and the performance by CPAN of its obligations herein;



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                        (ii) A certificate of the Secretary of the Shareholder
and CPAN, dated as of the Subsequent Closing Date, as to the incumbency of the officers of each of the Shareholder and CPAN who have executed this Agreement or any other agreement or instrument in connection therewith, and as to resolutions of the board of directors of each of the Shareholder and CPAN, authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby;

                        (iii) A certificate of an officer of each of CPAN and the Shareholder, dated as of the Subsequent Closing Date, certifying that as of such Subsequent Closing Date, each representation and warranty of CPAN or the Shareholder, as the case may be, contained in this Agreement is true and correct in all material respects and that CPAN or the Shareholder, as the case may be, has complied in all material respects with all of its obligations under this Agreement;

                        (iv) An assignment by CPAN of the Subsequent License in a form reasonably acceptable to Buyer;

                        (v) An opinion of Shareholder's counsel, dated as of the Subsequent Closing Date, substantially in the form of Exhibit E attached hereto;

                        (vi) All required third party consents to the consummation by CPAN and the Shareholder of the transactions contemplated by this Agreement; and

                        (vii) Such other documents as Buyer may reasonably request or as may be otherwise necessary to evidence and effect the transactions contemplated by the Subsequent Closing under this Agreement.

In addition to the above deliveries, Sellers and the Shareholder shall take all steps and actions as Buyer may reasonably request or as may otherwise be reasonably necessary to put Buyer in actual possession and control of the Subsequent License.

                                   ARTICLE IV.
          REPRESENTATIONS AND WARRANTIES OF SELLERS and the SHAREHOLDER

                MVI, CPAN and the Shareholder jointly and severally represent and warrant to Buyer with respect to themselves and the Licenses listed as "MVI Licenses" on Exhibit A-1 hereto and "CPAN Licenses" on Exhibits A-1 and A-2 hereto, and RSA and the Shareholder jointly and severally represent and warrant to Buyer with respect to RSA and the Licenses listed as "RSA Licenses" on Exhibit A-1 hereto, that the statements contained in this Article IV are true and correct as of the date of this Agreement and will be true and correct as of each of the respective Closing Dates (as though then made):

                4.1 Organization of Sellers and the Shareholder. MVI is a corporation duly organized, validly existing and in good standing under the laws of the State of Oregon. CPAN is a corporation duly organized, validly existing and in good standing under the laws of the State of Louisiana. RSA is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Wisconsin. The Shareholder is a corporation duly organized,



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validly existing and in good standing under the laws of the State of Louisiana.
MVI and CPAN are indirect wholly owned subsidiaries of Shareholder.

                4.2 Authority of Seller and the Shareholder. Each Seller has full power and authority to own and to operate the Licenses owned by it. The Shareholder and each Seller has full power and authority to execute, deliver and perform this Agreement and any agreement, document or instrument executed and delivered pursuant to this Agreement or in connection with this Agreement. The execution, delivery and performance of this Agreement and any agreement, document or instrument executed and delivered pursuant to this Agreement or in connection with this Agreement by the Shareholder and each Seller has been duly authorized and approved by all necessary action of each Seller, the Shareholder and their respective affiliates. This Agreement is the legal, valid and binding obligation of the Shareholder and each Seller enforceable in accordance with its terms except for the effect thereon of any applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting the rights of creditors generally, and general principles of equity.

                4.3 No Conflicts. Except for the FCC Consent and HSR Approval, neither the execution or delivery of this Agreement nor the consummation of any of the transactions contemplated hereby or compliance with or fulfillment of the terms, conditions and provisions hereof will (i) result in the creation or imposition of any Encumbrance upon the Licenses, or (ii) violate or conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination, modification or cancellation or a loss of rights under, or require any notice to, authorization or approval of, filing with or consent under: (1) any material note, indenture, instrument, agreement, mortgage, lease, License, franchise, permit or other authorization, right, restriction or obligation to which any of the Sellers or the Shareholder is a party or the Licenses are subject or by which any of the Sellers or the Shareholder is bound; (2) any Court Order to which any of the Sellers or the Shareholder is a party or the Licenses are subject or by which any of the Sellers or the Shareholder is bound; or (3) any Requirements of Law affecting any of the Sellers, the Shareholder or the Licenses.

                4.4 The Licenses. MVI validly holds the Licenses listed as "MVI Licenses" on Exhibit A-1. CPAN validly holds the Licenses listed as "CPAN Licenses" on Exhibits A-1 and A-2. RSA validly holds the Licenses listed as "RSA Licenses" on Exhibit A-1. Except as set forth on Schedule 4.4 hereto, none of the Sellers has commenced or otherwise undertaken any system build-out activities with respect to any of the Licenses nor conducted any operations with respect thereto (other than engaging professional and other services for purposes of planning the build out). Each Seller has performed as of the Effective Date, and will have performed as of the respective Closing Dates for its Licenses (other than any required buildout activities), all of its obligations required to have been performed under the Licenses, and no event has occurred or condition or state of facts exists which constitutes or, after notice or lapse of time or both, would constitute a breach or default under the Licenses which permits or, after notice or lapse of time or both, would permit revocation or termination of the Licenses, or which might adversely affect in any material respect the rights of Sellers under the Licenses. No notice of cancellation, of default or of any dispute concerning the Licenses, or of any event, condition or state of facts described in the preceding clause, has been received by, or is known to, Sellers. The Licenses are valid, subsisting and in full force and effect and may be assigned and transferred to Buyer in accordance



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with this Agreement and will continue in full force and effect thereafter, in each case without (1) the occurrence of any breach, default or forfeiture of rights thereunder, or (2) except for the FCC Consent and HSR Approval, the consent, approval, or act of, or the making of any filing with, any Governmental Body. Sellers have no reason to believe that the Licenses are not likely to be renewed in the ordinary course or that the holder of such Licenses, if qualified, would not be entitled to renewal expectancy as contemplated by FCC rules and regulations. The Licenses (i) were granted on the grant date specified on Exhibits A-1 and A-2, (ii) expire on the expiration dates specified on Exhibits A-1 and A-2, and (iii) are subject to the five-year construction milestone dates occurring on the date specified on Exhibits A-1 and A-2.

                4.5 Title to Licenses. Sellers have good and marketable title to the Licenses, free and clear of all Encumbrances. Upon delivery to Buyer on the respective Closing Dates for such Licenses, Sellers will transfer to Buyer good and marketable title to the Licenses to be transferred on each such date, subject to no indebtedness or Encumbrances.

                4.6 No Violation, Litigation or Regulatory Action.

                (a) Except for the FCC Consent, Sellers have complied in all material respects with all Requirements of Law which are applicable to the Licenses; and

                (b) There is no investigation, claim, action, suit or other proceeding pending or, to the best knowledge of Sellers and the Shareholder, threatened against any of the Sellers, relating to any of the Sellers or the Licenses which, if adversely determined, either would result in the revocation, cancellation, suspension or adverse modification of the Licenses or would have a material adverse effect on the ability of Sellers to perform their obligations hereunder or upon the financial condition, assets, business, prospects or results of operations of any of the Sellers, nor are any of the Sellers aware of any reasonable basis for any such investigation, claim, action, suit or proceeding.

                4.7 No Finder. No broker or finder has acted on behalf of Sellers or the Shareholder in connection with the transactions contemplated hereby.

                4.8 FCC Matters.

                (a) The Licenses listed as "MVI Licenses" on Exhibit A-1 are validly issued in the name of MVI. The Licenses listed as "CPAN Licenses" on Exhibits A-1 and A-2 are validly issued in the name of CPAN. The Licenses listed as "RSA Licenses" on Exhibit A-1 are validly issued in the name of RSA. Sellers applied for and obtained the Licenses in compliance with FCC law, and Sellers are the exclusive holders of the Licenses. On the respective Closing Dates for such Licenses, Sellers will be the exclusive holders of the Licenses to be transferred on each such date. The Licenses have been granted by Final Order. The Licenses are in full force and effect, are unimpaired by any acts or omissions of the Sellers or their affiliates, and are free and clear of any restrictions which might limit the full operation of the Licenses, other than such restrictions as are imposed on PCS licenses and/or the wireless telecommunications industry generally. All reports and other documents required to be filed by Sellers and their affiliates with the FCC and



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with state regulatory authorities with respect to the Licenses have been filed.
All such reports and documents are correct in all material respects.

                (b) Neither the Sellers nor the Shareholder have engaged in any course of conduct which would impair Sellers' ability to remain holders of FCC licenses, and Sellers and the Shareholder are not aware of any reason why the Licenses might be revoked, canceled, suspended or otherwise transferred as a result of the transactions contemplated hereby. All material payments and fees of Sellers due and payable at or prior to each Closing Date to Governmental Bodies pursuant to the Licenses have been paid. Subject to obtaining the consent of the FCC to assign the Licenses to Buyer, Sellers have the absolute and unrestricted right, power and authority under FCC law to hold the Licenses. Subject to obtaining the consent of the FCC to assign the Licenses to Buyer, on the respective Closing Dates Sellers will have the absolute and unrestricted right, power and authority under FCC law to hold the Licenses to be transferred on each such date.

                (c) Sellers are in compliance with Section 310(b) of the Communications Act, and all rules, regulations or policies of the FCC promulgated thereunder with respect to alien ownership.

                                   ARTICLE V.
                     REPRESENTATIONS AND WARRANTIES OF BUYER

                The Buyer hereby represents and warrants to Sellers and the Shareholder that the statements contained in this Article V are true and correct as of the date of Agreement and will be true and correct as of each of the respective Closing Dates (as though then made):

                5.1 Organization of Buyer. Buyer is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware.

                5.2 Authority of Buyer. Buyer has full power and authority to execute, deliver and perform this Agreement and any agreement, document or instrument executed and delivered pursuant to this Agreement or in connection with this Agreement. The execution, delivery and performance of this Agreement and any agreement, document or instrument executed and delivered pursuant to this Agreement or in connection with this Agreement by Buyer have been duly authorized and approved by all necessary action of Buyer. This Agreement is, and each of the CPAN Promissory Note and the Security Agreement when executed and delivered will be, the legal, valid and binding agreement of Buyer, enforceable in accordance with its terms except for the effect thereon of any applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting the rights of creditors generally, and general principles of equity.

                5.3 No Conflicts. Except for the FCC Consent and HSR Approval, neither the execution and delivery of this Agreement nor the consummation of any of the transactions contemplated hereby nor compliance with or fulfillment of the terms, conditions and provisions hereof will:



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                (a) Conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under: (1) the Amended and Restated Certificate of Incorporation or By-laws of Buyer; (2) any material note, indenture, instrument, agreement, license, permit or other right or obligation to which Buyer is a party or any of its properties is subject or by which Buyer is bound; (3) any Court Order to which Buyer is a party or by which it is bound; or (4) any Requirements of Laws affecting Buyer.

                (b) Require the approval, consent, authorization or act of, or the making by Buyer of any declaration, filing or registration with any Person.

                5.4 Litigation. Except as disclosed on Schedule 5.4, there is no investigation, claim, action, suit or other proceeding pending or, to Buyer's knowledge, threatened against Buyer, which if adversely determined, would have a material adverse effect on the ability of Buyer to perform its obligations hereunder, nor is Buyer aware of any reasonable basis for any such investigation, claim, action, suit or proceeding.

                5.5 Qualification. Buyer is legally qualified to be an FCC licensee generally and specifically with regard to the Licenses, and to Buyer's knowledge, to receive any authorization or approval from any state or local regulatory authority necessary for it to acquire the Licenses. Buyer is in compliance with Section 310(b) of the Communications Act, and all rules, regulations or policies of the FCC promulgated thereunder with respect to alien ownership.

                                   ARTICLE VI.
                   ACTION PRIOR TO THE SUBSEQUENT CLOSING DATE

                The parties hereto covenant and agree to take the following actions between the date hereof and the Subsequent Closing Date:

                6.1 Investigation by Buyer. Sellers shall provide Buyer a copy of the Licenses and shall furnish to Buyer or its authorized representatives such additional information concerning the Licenses and Sellers as shall be reasonably requested, including all such information as shall be necessary to enable Buyer or its representatives to verify the accuracy of the representations and warranties contained in this Agreement, to verify that the covenants of Sellers contained in this Agreement have been complied with and to determine whether the conditions set forth in Article VIII have been satisfied. No investigation made by Buyer or its representatives hereunder shall affect the representations and warranties of the Sellers or the Shareholder hereunder; provided, however, Buyer shall promptly notify Sellers and the Shareholder to the extent it discovers any fact or circumstance that indicates that any Seller or the Shareholder has breached a representation or warranty hereunder.

                6.2 Preserve Accuracy of Representations and Warranties. Each of the parties hereto shall refrain from taking any action that would render any representation or warranty contained in this Agreement inaccurate in any material respect as of the respective Closing Dates. Each party shall promptly notify the other in writing (a) of any action, suit or proceeding that shall be instituted or threatened against such party to restrain, prohibit or otherwise challenge the legality of any transaction contemplated by this Agreement, (b) of any development causing a breach of any of the representations and warranties of such party in Articles IV or V above, as applicable, or (c) of any lawsuit, claim, proceeding or investigation that may be threatened, brought, asserted or commenced against such party which would have been disclosed if such lawsuit, claim, proceeding or investigation had arisen prior to the date hereof. No disclosure by any party pursuant to this Section 6.2, however, shall be deemed to amend or supplement this Agreement or to prevent or cure any misrepresentation, breach of warranty or breach of covenant therein.

                6.3 Consents of Third Parties; Governmental Approvals.

                (a) Consents. Sellers will act diligently and reasonably to secure, before the Initial Closing Date, any consent, approval or waiver, in form and substance reasonably satisfactory to Buyer, from any party as required to be obtained to assign or transfer the Licenses to Buyer or to otherwise satisfy the conditions set forth herein; provided that none of the Sellers nor Buyer shall have any obligation to offer or pay any consideration in order to obtain any such consent or approval; and provided, further, that Sellers shall not make any agreement or understanding affecting the Licenses as a condition for obtaining any such consent, approval or waiver except with the prior written consent of Buyer. During the period prior to the Subsequent Closing Date, Buyer shall act diligently and reasonably to cooperate with Sellers to obtain the consents, approvals and waivers contemplated by this Section 6.3(a).

                (b) FCC Consents. Sellers and Buyer shall, as promptly as practicable following the Effective Date of this Agreement and in any event within thirty (30) days after the Effective Date of this Agreement, file with the FCC an FCC Form 603 (or other appropriate form) application seeking consent to assign the Licenses from Sellers to Buyer or Buyer's subsidiary. The parties shall cooperate and use their respective reasonable efforts to prosecute such application to a favorable conclusion and shall share equally any filing fees.

                (c) HSR Filing. As soon as reasonably practicable following the execution and delivery of this Agreement and in any event within thirty (30) days after the Effective Date of this Agreement, Sellers, the Shareholder and Buyer will take such action, if any, as may be required to be taken by them under the HSR Act in connection with the transactions contemplated hereby. Each party will cooperate in the preparation of, and will file complete and accurate notification and report forms with respect to the transactions contemplated hereby, pursuant to the HSR Act and the rules and regulations promulgated thereunder, and will file on a timely basis such additional information and documentary materials as may be requested by any Governmental Body pursuant to the HSR Act. Each party will request early termination of the waiting period under the HSR Act. Each party shall promptly inform the other of any inquiries or communications from any such Governmental Body and provide copies of any written communication relating thereto. Each party shall respond with reasonable diligence and dispatch to any request for additional information made in response to such filings. Each party shall pay its respective costs of compliance with the HSR Act; it being understood that Buyer will pay the applicable application fee.

                6.4 Operations Prior to the Respective Closing Dates. At all times prior to the respective Closings, Sellers shall keep and maintain the Initial Licenses and the Subsequent License, as the case may be, current and in good standing, including without limitation, making any payment of principal, accrued interest, penalties or other indebtedness (if any) due to the FCC with respect to such Licenses on a timely basis. Sellers shall retain control of the Initial Licenses and the Subsequent License, as the case may be, at all times prior to the respective Closings. Sellers shall not:

                        (i) Sell, lease, transfer or otherwise dispose of, or mortgage or pledge, or impose or suffer to be imposed any Encumbrance on, the Licenses, except pursuant to this Agreement; or

                        (ii) Take or agree to take any other action inconsistent with the consummation of the transactions contemplated by this Agreement.

                6.5 Exclusivity. Until the termination of this Agreement, Sellers and the Shareholder will not (and Sellers and the Shareholder will cause their respective affiliates not to) (a) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of the Licenses or (b) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. Sellers will notify Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing, which notice shall include the identity of the Person making the proposal, offer, inquiry or contact, and a summary of the principal terms thereof. Likewise, Buyer (and each of its directors, officers, employees and agents) shall not (x) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any PCS Licenses in the BTAs which would be purchased by Buyer in lieu of the Licenses, or (y) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. Buyer will notify Sellers immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing, which notice shall include the identity of the Person making the proposal, offer, inquiry or contact, and a summary of the principal terms thereof.

                                  ARTICLE VII.
                              ADDITIONAL AGREEMENTS

                7.1 Reasonable Efforts. Subject to the terms and conditions herein, each of the parties hereto agrees to use all commercially reasonably efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable. In case at any time after a Closing any further action is reasonably necessary to carry out the purposes of this Agreement, the proper agents, officers and directors of each party hereto shall take such action.

                7.2 Governmental Authorizations. Sellers shall not cause or permit, by any act or failure to act, any of its governmental authorizations or the Licenses to expire or to be surrendered or modified, or take any action that would cause any Governmental Body to institute proceedings for the suspension, revocation, or material and adverse modification of any of such governmental authorizations or fail to prosecute with due diligence any pending applications for any Governmental Body in connection with the Licenses.

                7.3 Radio Frequency Testing Letter. On or about the Effective Date of this Agreement, Sellers will deliver to Buyer an executed letter in the form attached hereto as Exhibit F consenting to Buyer's commencement of radio frequency testing in the BTAs covered by the Licenses.

                7.4 Transition of Existing Customers. As promptly as practicable and in any event within thirty (30) days after the respective Closings for its Licenses, each Seller shall transition all existing customers off of the spectrum represented by its Initial Licenses or Subsequent License, as the case may be, in accordance with applicable Requirements of Law and the rules, regulations and written policies and orders of the FCC. Without limiting the foregoing, except for FCC build-out requirements generally applicable to the Licenses, Buyer shall have no obligation to provide wireless telecommunications services under the Licenses to any of Sellers' current or future customers, nor to provide for the transition of Sellers' current or future customers to third-party carriers providing similar services, which shall remain the sole responsibility of each of the respective Sellers.

                7.5 Consent to Extension of Build-out Deadline. From and after the Initial Closing, at the reasonable request of Buyer, each of MVI, CPAN and the Shareholder shall, at its sole expense, grant its consent to and join in support of any application by Buyer to the FCC seeking to extend the five-year construction milestone deadline dates for some or all of the Initial Licenses.

                                  ARTICLE VIII.
                CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER

                8.1 Buyer's Conditions to Initial Closing. The obligations of Buyer to consummate the Initial Closing under this Agreement shall be, at the option of the Buyer, subject to the satisfaction of the conditions set forth below on or prior to the Initial Closing Date. These conditions are for Buyer's sole benefit and may be waived by Buyer at any time in its sole discretion.

                (a) No Misrepresentation or Breach of Covenants and Warranties. There shall have been no material breach by CPAN or the Shareholder in the performance of any of their covenants and agreements herein; each of the representations and warranties of each of CPAN and the Shareholder contained or referred to herein shall be true and correct in all material respects on such Initial Closing Date as though made on such Initial Closing Date, except for changes therein specifically permitted or contemplated by this Agreement or resulting from any transaction expressly consented to in writing by Buyer.

                (b) No Restraint or Litigation. No action, suit, investigation or proceeding (except for any action, suit, investigation or proceeding relating to FCC matters, which shall be governed solely by the condition set forth in
Section 8.1(c)) shall have been instituted to restrain or prohibit or otherwise challenge the legality or validity of the transactions contemplated hereby, or which would materially adversely effect the right of Buyer to own and control the Initial Licenses following the Initial Closing.

                (c) Final FCC Order and HSR Approval. The FCC shall have consented to the assignment of the Initial Licenses to Buyer and such consent shall have become a Final Order, without any additional unreasonable expenses or requirements imposed on Buyer as a condition to transfer. The waiting period under the HSR Act, if applicable, shall have expired or been terminated.

                (d) Necessary Consents. Sellers shall have delivered all third party consents required for Sellers to consummate the transactions contemplated by this Agreement.

                (e) FCC Debt. Sellers shall have paid in full all outstanding indebtedness owed to the FCC, including without limitation, accrued interest and fines and penalties, if any, with respect to the Initial Licenses.

                (f) Closing Deliveries. Sellers and the Shareholder shall have made all of their Closing Deliveries described in Section 3.3(a).

                8.2 Buyer's Conditions to Subsequent Closing. The obligations of Buyer to consummate the Subsequent Closing under this Agreement shall be, at the option of the Buyer, subject to the satisfaction of the conditions set forth below on or prior to the Subsequent Closing Date. These conditions are for Buyer's sole benefit and may be waived by Buyer at any time in its sole discretion.

                (a) No Misrepresentation or Breach of Covenants and Warranties. There shall have been no material breach by CPAN or the Shareholder in the performance of any of their covenants and agreements herein; each of the representations and warranties of each of CPAN and the Shareholder contained or referred to herein shall be true and correct in all material respects on such Subsequent Closing Date as though made on such Subsequent Closing Date, except for changes therein specifically permitted or contemplated by this Agreement or resulting from any transaction expressly consented to in writing by Buyer.

                (b) No Restraint or Litigation. No action, suit, investigation or proceeding (except for any action, suit, investigation or proceeding relating to FCC matters, which shall be governed solely by the condition set forth in
Section 8.2(c)) shall have been instituted to restrain or prohibit or otherwise challenge the legality or validity of the transactions contemplated hereby, or which would materially adversely effect the right of Buyer to own and control the Subsequent License following the Subsequent Closing.

                (c) Final FCC Order and HSR Approval. The FCC shall have consented to the assignment of the Subsequent License to Buyer and such consent shall have become a Final

Order, without any additional unreasonable expenses or requirements imposed on Buyer as a condition to transfer. The waiting period under the HSR Act, if applicable, shall have expired or been terminated.

                (d) Necessary Consents. Each of CPAN and the Shareholder shall have delivered all third party consents required for such parties to consummate the transactions contemplated by this Agreement.

                (e) FCC Debt. CPAN shall have paid in full all outstanding indebtedness owed to the FCC, including without limitation, accrued interest and fines and penalties, if any, with respect to the Subsequent License.

                (f) Closing Deliveries. CPAN and the Shareholder shall have made all of their Closing Deliveries described in Section 3.3(b).

                                   ARTICLE IX.
               CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLERS

                9.1 Sellers' Conditions to Initial Closing. The obligations of the Sellers to consummate the Initial Closing under this Agreement shall be, at the option of the Sellers, subject to the satisfaction of the conditions set forth below on or prior to the Initial Closing Date. These conditions are for the sole benefit of the Sellers and may be waived by Sellers at any time in its sole discretion.

                (a) No Misrepresentation or Breach of Covenants and Warranties. There shall have been no material breach by Buyer in the performance of any of its covenants and agreements herein and each of the representations and warranties of Buyer contained or referred to in this Agreement shall be true and correct in all material respects, on the Initial Closing Date as though made on such Initial Closing Date, except for changes therein specifically permitted by this Agreement or resulting from any transaction expressly consented to in writing by Sellers or any transaction contemplated by this Agreement.

                (b) No Restraint or Litigation. No action, suit or proceeding by any Governmental Body (except for any action, suit or proceeding relating to FCC matters, which shall be governed solely by the condition set forth in Section 9.1(c)) shall have been instituted to restrain, prohibit or otherwise challenge the legality or validity of the transactions contemplated hereby.

                (c) FCC Consent and HSR Approval. The FCC shall have granted its consent to transfer the Initial Licenses from Sellers to Buyer. The waiting period under the HSR Act, if applicable, shall have expired or been terminated.

                (d) Closing Deliveries. Buyer shall have made all of its Closing Deliveries described in Section 3.2(a).

                (e) No Defaults under Vendor Financing Agreements. No event shall have occurred and no circumstances shall exist which, with notice or passage of time or both, would constitute an event of default under the vendor financing agreements or similar credit agreements between Buyer and/or its subsidiaries, on the one hand, and any of Lucent Technologies, Inc., Nortel Networks, Inc. and Ericsson Wireless Communications, Inc. or their respective successors and assigns, on the other hand, (the "Vendor Financing Agreements"), unless Buyer has obtained a valid waiver of such default from the applicable lender or lenders under the Vendor Financing Agreements.

                9.2 Sellers' Conditions to Subsequent Closing. The obligations of CPAN and the Shareholder to consummate the Subsequent Closing under this Agreement shall be, at the option of CPAN and the Shareholder, subject to the satisfaction of the conditions set forth below on or prior to the Subsequent Closing Date. These conditions are for the sole benefit of CPAN and the Shareholder and may be waived by CPAN and the Shareholder at any time in their sole discretion.

                (a) No Misrepresentation or Breach of Covenants and Warranties. There shall have been no material breach by Buyer in the performance of any of its covenants and agreements herein and each of the representations and warranties of Buyer contained or referred to in this Agreement shall be true and correct in all material respects, on the Subsequent Closing Date as though made on such Subsequent Closing Date, except for changes therein specifically permitted by this Agreement or resulting from any transaction expressly consented to in writing by CPAN and the Shareholder or any transaction contemplated by this Agreement.

                (b) No Restraint or Litigation. No action, suit or proceeding by any Governmental Body (except for any action, suit or proceeding relating to FCC matters, which shall be governed solely by the condition set forth in Section 9.2(c)) shall have been instituted to restrain, prohibit or otherwise challenge the legality or validity of the transactions contemplated hereby.

                (c) FCC Consent and HSR Approval. The FCC shall have granted its consent to transfer the Subsequent License from CPAN to Buyer. The waiting period under the HSR Act, if applicable, shall have expired or been terminated.

                (d) Closing Deliveries. Buyer shall have made all of its Closing Deliveries described in Section 3.2(b).

                (e) No Defaults under Vendor Financing Agreements. No event shall have occurred and no circumstances shall exist which, with notice or passage of time or both, would constitute an event of default under the Vendor Financing Agreements, unless Buyer has obtained a valid waiver of such default from the applicable lender or lenders under the Vendor Financing Agreements.

                                   ARTICLE X.
                                 INDEMNIFICATION

                10.1 Survival. All of the representations and warranties of the parties contained in Article IV or Article V shall survive the Closings hereunder (even if the other party knew or had reason to know of any misrepresentation or breach of warranty at the time of any such Closing, unless the other party expressly waives in writing any such breach at or before the time of such Closing) and shall continue in full force and effect until the two (2) year anniversary of the final Closing hereunder, except that the representations and warranties set forth in Sections 4.2, 4.4, 4.5, and 4.6 shall survive the final Closing hereunder and continue in full force and effect forever thereafter.

                10.2 Indemnification by MVI, CPAN and the Shareholder. In the event MVI, CPAN or the Shareholder breaches (or in the event any third party alleges facts that, if true, would mean MVI, CPAN or the Shareholder has breached) any of its representations, warranties, or covenants contained herein and, if there is an applicable survival period pursuant to Section 10.1 above and the Buyer makes a written claim against MVI, CPAN or the Shareholder within such period, or in the event of any actual or threatened claim, action, suit or proceeding against Buyer or any of its subsidiaries arising from MVI's or CPAN's ownership or operation of any of the Licenses listed as "MVI Licenses" on Exhibit A-1 hereto or "CPAN Licenses" on Exhibits A-1 and A-2 hereto prior to the respective Closings for such Licenses or arising from or relating to the transitioning of existing customers off the spectrum represented by any of the Licenses listed as "MVI Licenses" on Exhibit A-1 hereto or "CPAN Licenses" on Exhibits A-1 and A-2 pursuant to Section 7.4 hereof, then MVI, CPAN and the Shareholder jointly and severally agree to indemnify the Buyer and its directors, officers, stockholders, agents, successors and assigns from and against the entirety of any Losses or reasonable Expenses any such person may incur through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach), or such claim, action, suit or proceeding.

                10.3 Indemnification by RSA. In the event RSA breaches (or in the event any third party alleges facts that, if true, would mean RSA has breached) any of its representations, warranties, or covenants contained herein and, if there is an applicable survival period pursuant to Section 10.1 above and the Buyer makes a written claim against RSA within such period, or in the event of any actual or threatened claim, action, suit or proceeding against Buyer or any of its subsidiaries arising from RSA's ownership or operation of the Licenses listed as "RSA Licenses" on Exhibit A-1 hereto prior to the Initial Closing or arising from or relating to the transitioning of all existing customers off the spectrum represented by the Licenses listed as "RSA Licenses" on Exhibit A-1 pursuant to Section 7.4 hereof, then RSA and the Shareholder jointly and severally agree to indemnify the Buyer and its directors, officers, stockholders, agents, successors and assigns from and against the entirety of any Losses or reasonable Expenses any such person may incur through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach), or such claim, action, suit or proceeding.

                10.4 Indemnification by Buyer. In the event Buyer breaches (or in the event any third party alleges facts that, if true, would mean Buyer has breached) any of its representations, warranties, or covenants contained herein and, if there is an applicable survival period pursuant to Section 10.1 above and any of the Sellers or the Shareholder makes a written claim against Buyer within such period, or in the event of any actual or threatened claim, action, suit or proceeding against any of the Sellers or the Shareholder arising from Buyer's ownership or operation of the

Licenses following the respective Closings therefor, then Buyer agrees to indemnify Sellers, the Shareholder and their respective directors, officers, stockholders, successors and assigns from and against the entirety of any Losses or reasonable Expenses any such person may incur through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach), or such claim, action, suit or proceeding.

                10.5 Certain Limitations. Notwithstanding any provision of this Agreement to the contrary, the maximum aggregate liability of MVI and CPAN pursuant to their indemnification obligations under Section 10.2 shall be $198,919,156; provided, however, that this amount shall be reduced by the amount of the Subsequent Purchase Price if this Agreement is terminated prior to the Subsequent Closing for any reason other than a termination by Buyer pursuant to
Section 11.1(b). Notwithstanding any provision of this Agreement to the contrary, the maximum liability of RSA pursuant to its indemnification obligations under Section 10.3 shall be $6,248,072. Notwithstanding any provision of this Agreement to the contrary, the maximum liability of Shareholder pursuant to its indemnification obligations under Section 10.2 and
10.3 shall be $205,167,228; provided that in no event shall the maximum aggregate liability of MVI, CPAN, RSA and Shareholder exceed $205,167,228; and provided further, that these amounts shall be reduced by the amount of the Subsequent Purchase Price if this Agreement is terminated prior to the Subsequent Closing for any reason other than a termination by Buyer pursuant to
Section 11.1(b). Notwithstanding any provision of this Agreement to the contrary, the maximum aggregate liability of Buyer pursuant to its indemnification obligations under Section 10.4 shall be $205,167,228; provided, however, that this amount shall be reduced by the amount of the Subsequent Purchase Price if this Agreement is terminated prior to the Subsequent Closing for any reason other than a termination by Sellers or Shareholder pursuant to
Section 11.1(b). In no event shall any Indemnified Party (as defined below) be entitled to receiver any special, punitive, incidental or consequential damages.

                10.6 Notice of Claims.

                (a) Any party (the "Indemnified Party") seeking indemnification under this Article X shall give to the party obligated to provide indemnification to such Indemnified Party (the "Indemnitor") a notice (a "Claim Notice") describing in reasonable detail the facts giving rise to any claim for indemnification hereunder and shall include in such Claim Notice (if then known) the amount or the method of computation of the amount of such claim, and a reference to the provision of this Agreement or any agreement, document or instrument executed pursuant hereto or in connection herewith upon which such claim is based; provided, that a Claim Notice shall be given promptly after the Indemnified Party knows or reasonably should have known of the circumstances giving rise to the claim; provided further that failure to give such notice shall not relieve the Indemnitor of its obligations hereunder except to the extent it shall have been prejudiced by such failure.

                (b) Subject to Section 10.5, after the giving of any Claim Notice pursuant hereto, the amount of indemnification to which an Indemnified Party shall be entitled under this Article X shall be determined: (i) by the written agreement between the Indemnified Party and the Indemnitor; or (ii) an award from an arbitrator pursuant to Section 12.11 hereof or by a final judgment or decree of any court of competent jurisdiction. The judgment or decree of a court shall be deemed final when the time for appeal, if any, shall have expired and no appeal shall have been taken or when all appeals taken shall have been finally determined. The Indemnified Party shall have the burden of proof in establishing the amount of Losses and Expenses suffered by it.

                10.7 Third Person Claims.

                (a) Subject to Section 10.7(b), the Indemnified Party shall have the right to conduct and control, through counsel of its choosing, the defense, compromise or settlement of any third Person claim, action or suit against such Indemnified Party as to which indemnification will be sought by any Indemnified Party from any Indemnitor hereunder, and in any such case the Indemnitor shall cooperate in connection therewith and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the Indemnified Party in connection therewith; provided, that the Indemnitor may participate, through counsel chosen by it and at its own expense, in the defense of any such claim, action or suit as to which the Indemnified Party has so elected to conduct and control the defense thereof; and provided, further, that the Indemnified Party shall not, without the written consent of the Indemnitor (which written consent shall not be unreasonably withheld), pay, compromise or settle any such claim, action or suit, except that no such consent shall be required if, following a written request from the Indemnified Party, the Indemnitor shall fail, within fourteen (14) days after the making of such request, to acknowledge and agree in writing that, if such claim, action or suit shall be adversely determined, such Indemnitor has an obligation to provide indemnification hereunder to such Indemnified Party. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay, settle or compromise any such claim, action or suit without such consent, provided that in such event the Indemnified Party shall waive any right to indemnity therefor hereunder unless such consent is unreasonably withheld.

                (b) If any third Person claim, action or suit against any Indemnified Party is solely for money damages (and, where a Seller or the Shareholder is the Indemnitor, such claim, action or suit will have no continuing effect in any material respect on the Licenses), then the Indemnitor shall have the right to conduct and control, through counsel of its choosing, the defense, compromise or settlement of any such third Person claim, action or suit against such Indemnified Party as to which indemnification will be sought by any Indemnified Party from any Indemnitor hereunder if the Indemnitor has acknowledged and agreed in writing that, if the same is adversely determined, the Indemnitor has an obligation to provide indemnification to the Indemnified Party in respect thereof, and in any such case the Indemnified Party shall cooperate in connection therewith and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the Indemnitor in connection therewith; provided, that the Indemnified Party may participate, through counsel chosen by it and at its own expense, in the defense of any such claim, action or suit as to which the Indemnitor has so elected to conduct and control the defense thereof. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay, settle or compromise any such claim, action or suit, provided that in such event the Indemnified Party shall waive any right to indemnity therefor hereunder unless the Indemnified Party shall have sought the consent of the Indemnitor to such payment, settlement or compromise and such consent was unreasonably withheld, in which event no claim for indemnity therefor hereunder shall be waived.

                10.8 Amount of Indemnification Payments. In calculating any Loss or Expense there shall be deducted any insurance recovery in respect thereof (and no right of subrogation shall accrue hereunder to any insurer).

                                   ARTICLE XI.
                                   TERMINATION

                11.1 Termination. Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated:

                (a) By the mutual written consent of Sellers and Buyer;

                (b) By either Buyer on the one hand, or Sellers and the Shareholder on the other hand, upon written notice to the other, in the event the other party (the "Breaching Party") has materially breached its representations, warranties or covenants contained in this Agreement and failed to cure such breach within the 30-day cure period specified in this subsection; provided, however, that the party claiming such breach (i) is not itself in material breach of its representations, warranties or covenants contained herein, (ii) promptly notifies the Breaching Party in writing (the "Termination Notice") of its intention to exercise its rights under this Agreement as a result of the breach, and (iii) specifies in such Termination Notice the representation, warranty or covenant of which the Breaching Party is allegedly in material breach;

                (c) By either Buyer on the one hand, or Sellers on the other hand, upon written notice to the other, upon the filing by any of the Sellers or the Shareholder or by Buyer, as the case may be, or having filed against it and remaining pending for more than thirty (30) days, a petition under Title 11 of the United States Code or similar state law provision seeking protection from creditors or the appointment of a trustee, receiver or debtor in possession;

                (d) By either Buyer on the one hand, or Sellers on the other hand, upon written notice to the other, if a court of competent jurisdiction shall have issued an order, decree or ruling permanently restraining, enjoining or otherwise prohibiting any of the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and non-appealable;

                (e) By either Buyer on the one hand, or Sellers on the other hand, upon twenty (20) days' prior written notice of such termination, if the Initial Closing or the Subsequent Closing, or both of them, shall not have occurred on or before the one (1) year anniversary of the Effective Date of this Agreement; provided, however, that if the Initial Closing has occurred prior to such termination, this Agreement shall continue in full force and effect in accordance with its terms with respect to the Initial Licenses for which the Initial Closing already has been consummated; or

                (f) By Sellers prior to the Subsequent Closing upon twenty (20) days prior written notice of such termination, if any of the lenders under the Vendor Financing Agreements shall have accelerated any of the indebtedness thereunder following a default by Buyer thereunder; provided, however, that if the Initial Closing has occurred prior to such termination, this

Agreement shall continue in full force and effect in accordance with its terms with respect to the Initial Licenses for which the Initial Closing already has been consummated.

                11.2 Effect of Termination. In the event of termination of this Agreement by either party, except as otherwise provided herein, all rights and obligations of the parties under this Agreement shall terminate without any liability of any party to any other party (except for any liability of any party then in breach of its covenants hereunder). The provisions of Sections 11.2, 12.1, 12.6, 12.7, 12.8, 12.11, 12.12, and 12.13 shall expressly survive the expiration or termination of this Agreement. Nothing is this Section 11.2 shall be deemed to release any party from any liability for breach by such party of its obligations under this Agreement or from any obligations that exist under separate agreements between the parties.

                                  ARTICLE XII.
                               GENERAL PROVISIONS

                12.1 Confidential Nature of Information. Each party agrees that it will treat in confidence all documents, materials and other information which it shall have obtained regarding the other party during the course of the negotiations leading to the consummation of the transactions contemplated hereby (whether obtained before or after the date of this Agreement), the investigation provided for herein and the preparation of this Agreement and other related documents, all in accordance with the terms of the existing Non-Disclosure Agreement among the parties.

                12.2 No Public Announcement; Press Releases. No party shall, without the approval of the other (the Sellers and the Shareholder shall be considered one party for the purposes of this Section 12.2), make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that any such party shall be so obligated by law, in which case the other party shall be advised and the parties shall use their reasonable efforts to cause a mutually agreeable release or announcement to be issued; provided that the foregoing shall not preclude communications or disclosures necessary to implement the provisions of this Agreement; to comply with accounting and Securities and Exchange Commission disclosure obligations, applicable FCC disclosure obligations or applicable disclosure obligations under the HSR Act; or to preclude Buyer from issuing a press release or press releases with respect to the transaction hereunder; and provided further Sellers and the Shareholder hereby consent to Buyer issuing a press release with respect to this Agreement promptly after the Effective Date of this Agreement in the form set forth in Exhibit G attached hereto, and after the consummation of the Initial Closing and after the consummation of the Subsequent Closing, each in a form mutually agreeable to the parties.

                12.3 Notices. All notices, certifications, requests, demands, payments and other communications hereunder shall be in writing and shall be deemed to have been duly given and delivered if sent by overnight delivery, by a nationally-recognized overnight delivery service; if mailed, by first class certified mail, postage prepaid, or delivered personally; or if sent by facsimile, with transmission confirmed by a printout from the facsimile machine and simultaneously followed by the original communications by first class certified mail, postage prepaid:

               If to MVI, CPAN or the Shareholder:

                      CenturyTel, Inc.
                      100 CenturyTel Drive
                      Monroe, LA  71203
                      Attention: Stewart Ewing
                      Telephone:  318-388-9512
                      Fax: 318-388-1728

               With a copy (which shall not constitute notice) to:

                      CenturyTel, Inc.
                      100 CenturyTel Drive
                      Monroe, LA  71203
                      Attention: Stacey W. Goff, Esq.
                      Telephone:  318-388-9539
                      Fax: 318-388-9488

               If to RSA:

                      Bell, Gierhart & Moore, S.C.
                      44 East Mifflin Street
                      Madison, WS  53701
                      Attention: Hugh H. Bell
                      Telephone:  608-257-3784
                      Fax: 608-257-3757

               With a copy to:

                      LVT Corporation
                      Main Street
                      Camp Douglas, WS  54618
                      Attention: Paul Berg
                      Telephone:  608-427-6515
                      Fax: 608-427-3438

               If to Buyer:

                      Leap Wireless International, Inc.
                      10307 Pacific Center Court
                      San Diego, California 92121
                      Attention:  Legal Department
                      Telephone: 858-882-6000
                      Facsimile: 858-882-6040
or to such other address or addresses as may hereafter be specified by notice given by any of the above to the others. Notices given by United States certified mail as aforesaid shall be effective on the third business day following the day on which they were deposited in the mail. Notices delivered in person shall be effective upon delivery. Notices given by facsimile shall be effective when transmitted, provided facsimile notice is confirmed by telephone and is transmitted on a business day during regular business hours.

                12.4 Successors and Assigns.

                (a) The rights of any party under this Agreement shall not be assignable by such party hereto prior to the Subsequent Closing without the written consent of the other, except that the rights (but not obligations) of Buyer hereunder may be assigned prior to the Subsequent Closing, without the consent of Sellers or the Shareholder, to any of its affiliates, subsidiaries and successors ("Permitted Assignees").

                (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. The successors and permitted assigns hereunder shall include without limitation, in the case of Buyer, any Permitted Assignees as well as the successors in interest to such Permitted Assignee. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any Person other than the parties and successors and Permitted Assignees, any right, remedy or claim under or by reason of this Agreement.

                12.5 Entire Agreement; Amendments. This Agreement and the Exhibits referred to herein and the documents delivered pursuant hereto contain the entire understanding of the parties hereto with regard to the subject matter contained herein or therein, and supersede all prior agreements, understandings or letters of intent between or among any of the parties hereto. This Agreement shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of Buyer, on the one hand, and Sellers and the Shareholder, on the other hand.

                12.6 Waivers. Any failure of Buyer on the one hand, or Sellers or the Shareholder, on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived by the other party only by a written instrument signed by Buyer or Sellers, as applicable, granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                12.7 Expenses. Each party hereto will pay all of its own costs and expenses incident to its negotiation and preparation of this Agreement and the consummation of the transactions contemplated hereby, including the fees, expenses and disbursements of its counsel and advisors. In the event any party shall bring an action or arbitration in connection with the performance, breach or interpretation of this Agreement, the prevailing party in any such action or arbitration shall be entitled to recover from the losing party all reasonable costs and expenses of such action or arbitration, including attorneys' fees.

                12.8 Partial Invalidity. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such provision or provisions or any other provisions hereof, unless such a construction would be unreasonable; provided, however, that if the removal of such offending term or provision materially alters the burdens or benefits of any of the parties under this Agreement, the parties agree to negotiate in good faith such modifications to this Agreement as are appropriate to ensure the burdens and benefits of each party under such modified Agreement are reasonably comparable to the burdens and benefits originally contemplated and expected.

                12.9 Execution in Counterparts. This Agreement may be executed in one or more counterparts which may be delivered by facsimile, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to each of the other parties hereto.

                12.10 Further Assurances. From time to time following the Initial Closing, Sellers and the Shareholder shall execute and deliver, or cause to be executed and delivered, to Buyer such other instruments of conveyance and transfer as Buyer may reasonably request or as may be otherwise necessary to more effectively convey and transfer to, and vest in, Buyer and put the Buyer in possession of the Licenses.

                12.11 Resolution of Disputes. Except with respect to a breach of the obligations of confidentiality set forth in Section 12.1 and actions detrimental to the acquisition of the Licenses contemplated hereunder, as to which the non-breaching party shall have the right to seek specific performance, injunctive remedy or other equitable remedies, senior management employees of Buyer and Sellers shall meet and negotiate in good faith to reach a satisfactory resolution to any dispute arising in connection with this Agreement. If such negotiations do not result in a resolution within five (5) days after the first meeting of such representatives, then any dispute, claim or controversy arising under this Agreement or in any way related to this Agreement, or its interpretation, enforceability or inapplicability may be submitted to binding arbitration at the election of either Buyer or Sellers. The arbitration shall be conducted by a single arbitrator. The arbitration shall be conducted in Denver, Colorado in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration award shall be in writing and shall be final and binding, and judgment on the award may be entered in any court having jurisdiction thereof.

                12.12 Governing Law. This Agreement shall be governed by, enforced and construed in accordance with the laws of the State of Delaware, without regard to choice of law principles.

                12.13 Specific Performance. Notwithstanding anything herein to the contrary, if Buyer, Sellers or the Shareholder fails to perform any of its obligations under this Agreement, the aggrieved party shall have the right, in addition to all other rights or remedies, to specific performance of the terms hereof.

                12.14 Headings. Subject headings are included for convenience only and shall not effect the interpretation of any provisions of this Agreement.

                12.15 Waiver of Jury Trial. To the extent permitted by applicable law, Buyer, Sellers and the Shareholder hereby waive trial by jury in any litigation in any court with respect to, in connection with, or arising out of this Agreement, the Security Agreement or the CPAN Promissory Note, or any document related to this Agreement, the Security Agreement or the CPAN Promissory Note, or the validity, protection, interpretation, collection or enforcement of this Agreement, the Security Agreement or the CPAN Promissory Note. Buyer, Sellers and the Shareholder agree that this provision is a specific and material aspect of this Agreement and acknowledge that the other parties hereto would not enter into this Agreement if this section were not part of the Agreement, the Security Agreement and the CPAN Promissory Note.

                IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

MVI:                                        BUYER:

MVI Corp.                                   Leap Wireless International, Inc.


By:    /s/ R. STEWART EWING, JR.            By: /s/ JAMES E. HOFFMANN
   -------------------------------             ---------------------------------
Name:  R. Stewart Ewing, Jr.                Name:  James E. Hoffmann
Its:  Executive Vice President              Its:  Senior Vice President

CPAN:

Century Personal Access Network, Inc.

By:    /s/ R. STEWART EWING, JR.
   -------------------------------
Name: R. Stewart Ewing, Jr.
Its:  Executive Vice President


RSA:

Wisconsin RSA #7 Limited Partnership

By:  Wisconsin RSA #7 General Partner, Inc.
         Its General Partner

By:   /s/ JAMIE HUDSON
   -------------------------------
Name:  Jamie Hudson
Its:  Secretary


SHAREHOLDER:

Centurytel, Inc.


By:    /s/ R. STEWART EWING, JR.
   -------------------------------
Name:  R. Stewart Ewing, Jr.
Its:   Executive Vice President